FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            COMPX INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                        57-0981653
    (State of incorporation              (I.R.S. Employer
        or organization)               Identification No.)

       200 Old Mill Road
    Mauldin, South Carolina                   29662
     (Address of principal                  (Zip code)
       executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class         Name of each exchange on which
        to be registered          each class is to be registered
-------------------------------   -------------------------------

      Class A Common Stock        New York Stock Exchange, Inc.
   par value $0.01 per share

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.  [   ]

     Securities Act registration statement file number to which this form relates:

     333-42643 (if applicable)
     ---------

     Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

     The description of the registrant's securities contained under the caption "Description of Capital Stock" is incorporated herein by reference to the preliminary prospectus dated as of February 16, 1998 filed as part of the registrant's Registration Statement on Form S-1 (Registration No. 333-42643), which prospectus was filed with the Securities and Exchange Commission (the "Commission") on February 17, 1998.

Item 2.   Exhibits.

     The securities described in this registration statement are to be listed on the New York Stock Exchange, Inc. (the "Exchange"), on which no other securities of the registrant are listed. Accordingly, pursuant to the Instructions as to Exhibits on Form 8-A and the Phase Two Recommendations of Task Force on Disclosure Simplification, Exchange Act Release No. 38850 (Jul. 18, 1997), no exhibits to this registration statement are filed with the Commission or the Exchange.

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                COMPX INTERNATIONAL INC.




Date:  February 25, 1998         By:  /s/ Bobby D. O'Brien
                                     ---------------------------
                                     Bobby D. O'Brien, Vice President,
                                     Treasurer and Chief Accounting Officer